Exhibit 24.5
POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENTS, that I, the undersigned, do hereby appoint Lionel Reilly or Neal Soderquist, or either of them, attorney for me and in my name and on my behalf to sign the Annual Report on Form 10-K of PROFESSIONAL VETERINARY PRODUCTS, LTD. for the fiscal year ended July 31, 2005, and any such amendment thereto, to be filed with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended, to file any such amendment to the Form 10-K, exhibits thereto and documents required in connection therewith with the SEC, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as I could do if personally present.
     IN WITNESS WHEREOF, I have hereunto set my hand this 19 day of October, 2005.

/s/ Scott A. Shuey, D.V.M
Scott A. Shuey

STATE OF IOWA	)
	)	ss.
COUNTY OF ADAMS	)
     On this ___day of October, 2005, before me, a Notary Public qualified for said County, personally came Scott A. Shuey, known to me to be the identical person who signed the foregoing instrument and acknowledged the execution thereof to be his voluntary act and deed.

/s/ Judy K. Antisdel
Notary Public
My commission expires: April 13, 2007